Exhibit 10.5

Dr. Elisabeth Thomassen-Wolf

MorphoSys AG

Manager, Alliance Management

Lena-Christ-Str. 48

D-82152 Martinsried/Planegg

Germany

RE: October 2009 Amendments to Extended Research Licenses under the Amended and Restated Research and License Agreement (“Research Agreement”) and Amended and Restated Subscription and License Agreement (“Subscription Agreement”) Between MorphoSys AG and Centocor Inc. effective December 22, 2004 as amended by a letter dated November 7, 2006, between MorphoSys AG (“MORPHOSYS”) and Centocor Inc. (“CENTOCOR”)

Dear Dr. Thomassen-Wolf,

MORPHOSYS requested a limited right to use antibodies obtained or generated by CENTOCOR under the terms of the Research Agreement and/or Subscription Agreement, for MORPHOSYS’ internal research purposes. CENTOCOR and MORPHOSYS agree to amend Section 3.11(b) of the Research Agreement and Section 3.10(b) of the Subscription Agreement as set forth below.

The proposed language is highlighted by underlining.

Section 3.11 of the Research Agreement	Section 3.10 of the Subscription Agreement

3.11 Forbearance.

a) For so long as CENTOCOR possesses a Commercial Therapeutic License covering a Commercial Target, MORPHOSYS shall not enter into a program with a third party with the intent to develop therapeutic antibody products that binds and neutralizes the same Commercial Target.

3.10     Forbearance.

(a)        For so long as CENTOCOR possesses a Commercial Therapeutic License covering a Commercial Target, MORPHOSYS shall not enter into a program with a third party with the intent to develop therapeutic antibody products that bind and neutralize the same Commercial Target.

b) At no time shall MORPHOSYS (i) develop, commercialize, transfer or out-license to a third party any HuCAL Antibody Technology made under this Agreement or the Subscription Agreement or CENTOCOR Technology or (ii) utilize any Confidential Information of CENTOCOR or CENTOCOR Technology to generate an antibody on its own behalf or on behalf of any party other than CENTOCOR	(b) At no time shall MORPHOSYS (i) develop, commercialize, transfer or out-license to a third party any HuCAL Antibody Technology made under this Agreement or the concurrently executed Research Agreement or CENTOCOR Technology or (ii) utilize any Confidential Information of CENTOCOR or CENTOCOR Technology to generate an antibody on its own behalf or on behalf of any

October 2009 Letter Amendment

Section 3.11 of the Research Agreement	Section 3.10 of the Subscription Agreement
without the express written authorization of CENTOCOR. At the written request of MORPHOSYS, CENTOCOR may permit MORPHOSYS to make and use certain antibodies for research purposes only (“Research Antibodies”). MORPHOSYS may provide such Research Antibodies to a Third Party for research purposes only, so long as MORPHOSYS causes such Third Party to agree in writing that it (i) shall receive no further rights to the transferred Research Antibodies (ii) shall receive no license or sublicense of any rights under the Research Agreement, and (iii) agrees not to ship the Research Antibodies to another party or grant rights thereto or rights arising from its use thereof. Any Third Party shall provide the results of its research using the Research Antibodies to MORPHOSYS. The Third Party shall return to MORPHOSYS or destroy any Research Antibodies, and any derivatives therefrom, after the defined work is completed.	party other than CENTOCOR without the express written authorization of CENTOCOR. At the written request of MORPHOSYS, CENTOCOR may permit MORPHOSYS to make and use certain antibodies for research purposes only (“Research Antibodies”). MORPHOSYS may provide such Research Antibodies to a Third Party for research purposes only, so long as MORPHOSYS causes such Third Party to agree in writing that it (i) shall receive no further rights to the transferred Research Antibodies (ii) shall receive no license or sublicense of any rights under the Research Agreement, and (iii) agrees not to ship the Research Antibodies to another party or grant rights thereto or rights arising from its use thereof. Any Third Party shall provide the results of its research using the Research Antibodies to MORPHOSYS. The Third Party shall return to MORPHOSYS or destroy any Research Antibodies, and any derivatives therefrom, within a reasonable time after receiving them.
For the sake of clarity, nothing in this Section 3.11 shall prevent MORPHOSYS from developing, commercializing, transferring or out-licensing to a third party an antibody or antibody fragment based on an antibody isolated from a MORPHOSYS HuCAL library, unless such antibody has been isolated (x)

For the sake of clarity, nothing in this Section 3.10 shall prevent MORPHOSYS from developing, commercializing, transferring or out-licensing to a third party an antibody or antibody fragment based on an antibody isolated from a MORPHOSYS HuCAL library, unless such antibody has been isolated (x)

October 2009 Letter Amendment

Section 3.11 of the Research Agreement	Section 3.10 of the Subscription Agreement
pursuant to the Research Plan or (y) pursuant to the Subscription Agreement and which antibody has been transferred to MORPHOSYS by CENTOCOR or an Affiliate. Research Antibodies as defined above may not be used for non-research purposes (e.g., commercial purposes) without the written consent of CENTOCOR.

pursuant to the concurrently executed Research Agreement and which antibody has been transferred to MORPHOSYS by CENTOCOR or an Affiliate or (y) by CENTOCOR or its Affiliate pursuant to the Subscription and which antibody has been transferred to MORPHOSYS. Research Antibodies as defined above may not be used for non-research purposes (e.g., commercial purposes) without the written consent of CENTOCOR.

Such amendment shall be effective as of the latest date under signature of this letter. Section 3.11(b) of the Research Agreement and Section 3.10(b) of the Subscription Agreement shall be replaced in their respective entireties by the amended Section 3.11(b) and Section 3.10(b) set forth above.

If the foregoing terms are agreeable to MORPHOSYS, please countersign and date this letter at the appropriate signature block and return the original to CENTOCOR.

Best regards,

/s/ Susan B. Dillon

Susan B. Dillon, PhD

Global Therapeutic Area Head for Immunology

J&J Pharmaceuticals Research & Development

By:	/s/ A.E. Thomassen-Wolf
Date:	October 28, 2009

Title:	Assistant Director, Alliance Management

MorphoSys AG

October 2009 Letter Amendment